Exhibit 99.2

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED
DECEMBER 31, 2010

FLUOROPHARMA, INC.
FLUOROPHARMA MEDICAL, INC.
Pro Forma Balance Sheet
as of December 31, 2010
	Historical
	Consolidated FluoroPharma, Inc.	Consolidated FluoroPharma Medical, Inc.	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents 1	$11,413	$14	$2,471,539	$2,482,966
Deposits	-	-	-	-
Prepaid expenses	15,765	-	-	15,765
Total Current Assets	27,178	14	2,471,539	2,498,731
Fixed Assets:
Fixed assets, net	29,952	1,279	-	31,231
Intangible assets, net	55,890	-	-	55,890
Total Fixed Assets	85,842	1,279	-	87,121

TOTAL ASSETS	$113,021	$1,293	$2,471,539	$2,585,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$842,358	$485	$-	$842,843
Accrued expenses	649,998	-	-	649,998
Accrued interest	-	10,270	-	10,270
Notes payable	538,828	47,757	-	586,585
Total Current Liabilities	2,031,184	58,512	-	2,089,696

TOTAL LIABILITIES	2,031,184	58,512	-	2,089,696

Stockholder's Equity:
Preferred Stock 2	-	-	1,807	1,807
Common Stock 3	8,470	11,000	(1,287)	18,183
Capital Surplus	6,541,603	51,986	2,471,019	9,064,608
Accumulated deficit	(8,468,236)	(120,205)	-	(8,588,441)
Total Stockholder's Equity	(1,918,163)	(57,219)	2,471,539	496,157

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$113,021	$1,293	$2,471,539	$2,585,853

1)
Pro Forma Adjustment includes bridge loan gross proceeds to FluoroPharma, Inc. of $195,000 received subsequent to December 31, 2010 plus gross proceeds in the Qualified Financing of 2,624,235 less: i) Placement Agent Fees of $227,696; and ii) Out-of-pocket expenses of $120,000.

2)	FluoroPharma Medical, Inc. Preferred Stock: 100,000,000 shares authorized and 1,807,229 shares of Series A Preferred outstanding.
3)
FluoroPharma, Inc. Common Stock: 15,000,000 shares authorized for Class A, $0.001 par value and 3,500,000 shares authorized for Class B, $0.001 par value; FluoroPharma Medical, Inc. Common Stock: 100,000,000 shares authorized and $0.001 par value.  Pro Forma Adjustments include (A) FluoroPharma, Inc. adjustments: (i) Walter Witoshkin exchanged 215,000 options @ $0.25 for 107,500 shares of FluoroPharma, Inc. common stock; (ii) FluoroPharma, Inc. exchanged 2 shares of  FluoroPharma, Inc. common stock for 3 shares of FluoroPharma Medical, Inc. common stock; (iii) 2,611,375 shares of common stock were issued pursuant to the Qualified Financing; (iv) FluoroPharma Medical, Inc.  cancelled 9,500,000 shares.

P-1

FLUOROPHARMA, INC.
FLUOROPHARMA MEDICAL, INC.
Pro Forma Income Statement
as of December 31, 2010
	Historical
	Consolidated FluoroPharma, Inc.	Consolidated FluoroPharma Medical, Inc.	Pro Forma Adjustments	Pro Forma Combined
Revenue	$-	$-	$-	$-
Cost of Sales	-	-	-	-
				-
Gross Profit	-	-	-	-

Expenses:
General and administrative expenses	441,402	9,167	-	450,569
Amortization	15,643	-	-	15,643
Sales & Marketing	1,022	-	-	1,022
Depreciation expense	25,450	1,095	-	26,545
Research and development	44,504	-	-	44,504
Professional fees	364,528	-	-	364,528
Total expenses	892,549	10,262	-	902,811

Loss from Operations	(892,549)	(10,262)	-	(902,811)

Other (Income) expense:
Loss on disposition of fixed assets	(8,346)	-	-	(8,346)
Interest expense	(53,223)	(2,625)	-	(55,848)
Total other expenses	(61,569)	(2,625)	-	(64,194)

(Loss) before provision for income taxes	(954,118)	(12,887)	-	(967,005)

Provision for income taxes	-	(50)	-	(50)

Net (loss)	$(954,118)	$(12,937)	$-	$(967,055)

Number of common shares outstanding

Net (loss) per share

P-2

FLUOROPHARMA, INC.
FLUOROPHARMA MEDICAL, INC.
Pro Forma Cash Flow Statement
as of December 31, 2010
	Historical
	Consolidated FluoroPharma, Inc.	Consolidated FluoroPharma Medical, Inc.	Pro Forma Adjustments	Pro Forma Combined
Cash flows from operating activities
Net (loss)	$(954,118)	$(12,937)	$-	$(967,055)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Amortization of debt discount	10,646	-	-	10,646
Depreciation & amortization	41,093	1,095	-	42,188
Expenses related to employee stock options	86,985	-	-	86,985
Non-cash fair value of stock options issued to non-employees for consulting	-	-	-	-
Loss on fixed asset dispositions	8,346	-	-	8,346
Expenses paid by debt issuance	-	-	-	-
Changes in operating assets and liabilities:
Increase (decrease) in accounts receivable	50,000	-	-	50,000
Increase (decrease) in prepaid expenses	(5,974)	-	-	(5,974)
Increase (decrease) in deposits	-	-	-	-
Increase (decrease) in accounts payable	56,568	-	-	56,568
Increase (decrease) in accrued interest	-	2,625	-	2,625
Increase (decrease) in accrued expenses	230,898	-	-	230,898
Net cash (used) by operating activities	(475,556)	(9,217)	-	(484,773)

Cash flows from investing activities
Purchase of fixed assets	(4,755)	-	-	(4,755)
Net cash (used) by investing activities	(4,755)	-	-	(4,755)

Cash flows from financing activities
Net proceeds from Qualified Financing 1	-	-	2,861,539	2,861,539
Donated capital	-	100	-	100
Proceeds from issuance of short-term convertible notes	490,000	-	-	490,000
Proceeds from notes payable	-	9,059	-	9,059
Net cash provided by financing activities	490,000	9,159	2,861,539	3,360,698

Net increase (decrease) in cash	9,689	(58)	2,861,539	2,871,170
Cash - beginning	1,724	72	-	1,796
Cash - ending	$11,413	$14	$2,861,539	$2,872,966

Supplemental disclosures:
Income taxes paid	$-	$50	$-	$50

Footnote:

1)
Pro Forma Adjustment includes bridge loan gross proceeds to FluoroPharma, Inc. of $195,000 received subsequent to December 30, 2010; total gross proceeds to NewCo. of $3,667,442 includes Qualified Financing and Bridge Loan less: i) Placement Agent Fees of $227,696; and ii) Out-of-pocket expenses of $120,000.